Exhibit H2

January 6, 2025

State Street Bank and Trust Company

One Congress Street

Boston, MA 02114

Attention: Senior Vice President

Re: THRIVENT CORE PLUS BOND ETF, THRIVENT ULTRA SHORT BOND ETF AND THRIVENT SMALL-MID CAP ESG ETF (EACH, A “THRIVENT ETF FUND” OR “FUND”)

Ladies and Gentlemen:

Please be advised that the undersigned Funds have been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 1, the Appointment of Administrator provision, of the Administration Agreement dated as of May 18, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), each undersigned Thrivent ETF Fund hereby requests that State Street act as Administrator for the new Funds under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto.

Further, each undersigned Fund hereby requests that State Street as Administrator render services to the new Fund in accordance with Schedule B3 to the Agreement, and that Annex I to Schedule B3 be hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, each of the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Funds.

Sincerely,

THRIVENT ETF TRUST
on behalf of:
THRIVENT CORE PLUS BOND ETF
THRIVENT ULTRA SHORT BOND ETF
THRIVENT SMALL-MID CAP ESG ETF
By:	/s/ Sarah L Bergstrom
Name:	Sarah L. Bergstrom
Title:	Treasurer and Principal Accounting Officer, Duly Authorized

Securities are distributed by Thrivent Distributors, LLC, a registered broker-dealer and member FINRA/SIPC. Thrivent Financial Investor Services Inc. is the transfer agent for Thrivent Funds. Thrivent Asset Management is an SEC-registered investment adviser. All entities are subsidiaries of Thrivent, the marketing name for Thrivent Financial for Lutherans, an SEC-registered investment adviser.

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director , Duly Authorized

Effective Date: January 7, 2025

Addition of Funds: February 19, 2025

Name change of Thrivent Small-Mid Cap ESG ETF to Thrivent Small-Mid Cap Equity ETF: January 31, 2025

Information Classification: Limited Access

EXHIBIT A

SCHEDULE A

Thrivent Small-Mid Cap Equity ETF (f/k/a Thrivent Small-Mid Cap ESG ETF)
Thrivent Core Plus Bond ETF
Thrivent Ultra Short Bond ETF

Information Classification: Limited Access

EXHIBIT B

ANNEX I

THRIVENT ETF TRUST

Further to the Administration Agreement dated as of May 18, 2022 between Thrivent ETF Trust (the “Trust”) and State Street Bank and Trust Company (the “Administrator”), the Trust and the Administrator mutually agree to update this Annex 1 by adding Funds:

Liquidity Risk Measurement Services

FUND	FREQUENCY
Thrivent Small-Mid Cap Equity ETF (f/k/a Thrivent Small-Mid Cap ESG ETF)	Daily
Thrivent Core Plus Bond ETF	Daily
Thrivent Ultra Short Bond ETF	Daily

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type

Thrivent Small-Mid Cap Equity ETF (f/k/a Thrivent Small-Mid Cap ESG ETF)	Standard N- PORT and N- CEN Reporting Solution (Data and Filing)

Thrivent Core Plus Bond ETF	Standard N- PORT and N- CEN Reporting Solution (Data and Filing)

Thrivent Ultra Short Bond ETF	Standard N- PORT and N- CEN Reporting Solution (Data and Filing)

Information Classification: Limited Access

Form N-CEN Services
Thrivent Small-Mid Cap Equity ETF (f/k/a Thrivent Small-Mid Cap ESG ETF)
Thrivent Core Plus Bond ETF
Thrivent Ultra Short Bond ETF

Information Classification: Limited Access

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

THIVENT ETF TRUST	STATE STREET BANK AND TRUST COMPANY

By: /s/ Sarah L Bergstrom	By: /s/ Scott Shirrell

Name: Sarah L. Bergstrom	Name: Scott Shirrell
Title: Treasurer and Principal Accounting Officer	Title: Managing Director
Address: 901 Marquette Ave	Address: 1 Iron Street
Minneapolis, MN 55402	Boston, MA 02210

Date: January 6, 2025	Date: January 6, 2025

Effective Date:
Addition of Funds: February 19, 2025

Name change of Thrivent Small-Mid Cap ESG ETF to Thrivent Small-Mid Cap Equity ETF: January 31, 2025

Information Classification: Limited Access